CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We have issued our report dated July 24, 2014 with respect to the financial statements of Evolv, Inc. included in Cornerstone OnDemand, Inc.’s Form 8-K/A. We hereby consent to the inclusion of said report in this Form 8-K/A and to the incorporation by reference of said report in the Registration Statements of Cornerstone OnDemand, Inc. on Forms S-8 (File No. 333-194198, File No. 333-189389, File No. 333-180311 and File No. 333-173754).

/s/ GRANT THORNTON LLP

San Francisco, CA
January 20, 2015